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                                                                   EXHIBIT 10.26


                             CLIFFS DRILLING COMPANY

                      Non-Qualified Stock Option Agreement


         WHEREAS, _______________, (hereinafter called the "Optionee") is a director of Cliffs Drilling Company (hereinafter called the "Company"); and

         WHEREAS, the Board of Directors of the Company by resolution duly adopted on February 18, 1988 authorized the Cliffs Drilling Company 1998 Incentive Equity Plan (the "Plan"), which was approved by the Company's shareholders on May 13, 1998; and

         WHEREAS, pursuant to the Plan the continuing non-employee members of the Board of Directors are automatically granted non-qualified stock options on the date of each annual meeting of shareholders of the Company commencing with the annual meeting held in 1998; and

         WHEREAS, pursuant to the Plan the Board of Directors is authorized to determine the terms and conditions applicable to stock options granted pursuant to the Plan, and the Board of Directors has approved the form of this Non-Qualified Stock Option Agreement;

         NOW, THEREFORE, pursuant to the Plan the Company hereby grants to the Optionee this Non-Qualified Stock Option to purchase ________ common shares of the Company, par value $.01 per share ("Common Shares"), at the price of ______ dollars and _______ cents ($XX.XX) per share, which purchase price was not less than the closing price of the Common Shares on the New York Stock Exchange on the date awarded, _______________, and agrees to cause certificates for any shares purchased hereunder to be delivered to the Optionee upon payment of the purchase price in full, all subject, however, to the terms and conditions of the Plan and the terms and conditions hereinafter set forth.

            1. This option (until terminated or exercised as hereinafter provided) shall be exercisable only to the extent of (i) one-half of the shares herein above specified upon the date one year from the granting of the option, during which time the Optionee shall have been in the continuous service


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of the Company and (ii) an additional one-fourth of such shares on each of the next two anniversaries of the date of grant, during which time the Optionee shall have been in the continuous service of the Company. To the extent exercisable, this option may be exercised in whole or in part from time to time.

            2. Notwithstanding the foregoing paragraph, in the event of a "Change in Control" as defined in Section 9(b) of the Plan, or a "Potential Change in Control" as defined in Section 9(c) of the Plan, this option shall become immediately exercisable in full.

            3. Notwithstanding any other provision of this Agreement, this option shall not be exercised any time after the end of business, _____________. Upon the Optionee's termination of service with the Company, this option shall be canceled immediately to the extent that is not exercisable at that time. If the Optionee terminates service with the Company because of (i) his Retirement or Disability, this option shall be exercisable, to the extent then exercisable, for a maximum of three years from the date of the Optionee's termination of service, (ii) his death, this option shall be exercisable, to the extent then exercisable, for a maximum of one year from the date of death. If the Optionee terminates service with the Company because of his Retirement or Disability, and then dies before exercising this option, this option shall be exercisable, to the extent then exercisable, for a maximum of one year from the date of death. If the Optionee terminates service with the Company for any other reason other than his death, Disability or Retirement, this option shall be exercisable, to the extent then exercisable, for a maximum of three months from the date of the Optionee's termination of service; however, if the Optionee's service with the Company is terminated for Cause this option shall be canceled immediately.

         For the purposes of this Section 3 "Cause" means a felony conviction of the Optionee or the failure of Optionee to contest prosecution for a felony, or Optionee's willful misconduct or dishonesty, or Optionee's failure to perform his service in accordance with reasonable standards established by the Company, any of which is directly and materially harmful to the business or reputation of the Company





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or any Subsidiary or Affiliate. For the purposes of this Section 3 "Disability"
means permanent and total disability as determined under the Company's long term disability program. For the purposes of this Section 3 "Retirement" means retirement from active employment with the Company or any Subsidiary or Affiliate on or after the normal retirement date specified in, or pursuant to the early retirement provisions of the Company's retirement policy.

            4. This option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, or pursuant to a "domestic relations order" as defined in the Internal Revenue Code or Title I of the Employee Retirement Income Security Act (or the rules promulgated thereunder). Subject to the foregoing, this option is exercisable, during the lifetime of the Optionee, only by the Optionee, and after the lifetime of the Optionee, is exercisable solely by the legal representative of his estate or by the legatee of the Optionee under the will of the Optionee, subject to the provisions of
Section 3 hereof.

            5. This option shall not be exercisable if such exercise would involve a violation of any applicable Federal or state securities law, and the Company hereby agrees to make reasonable efforts to comply with such securities laws. The Company may require, as a condition to its issuance and delivery of certificates for the shares acquired by exercise of this option, the Optionee's delivery to the Company of a commitment in writing that at the time of such exercise it is his intention to acquire such shares for his own account for investment only and not with a view to, or for resale in connection with, the distribution thereof. The Company may place on the certificates evidencing such shares an appropriate legend reflecting this commitment and other restrictions the Company may deem advisable under the latest regulations and other requirements of the Securities and Exchange Commission or of any stock exchange upon which the shares are listed or of any applicable Federal or state securities laws.

            6. In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split, split-up, spin-off, combination, exchange of shares, or other change in the




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Company's capital structure the Board shall make such adjustments in the exercise price and in the number or kind of shares to be issued upon the exercise of this option as may be determined to be appropriate by the Board.

         In the event of any "Change of Control" as defined in Section 9(b) of the Plan, the Board or the Compensation Committee may, with the consent of the acquiring party (or, if there is more than a single acquiring party, the appropriate acquiring parties), or the party directly or indirectly in control of the acquiring party or parties ("controlling party"), provide for an appropriate substitution for this option. Under any of such circumstances, the Board or the Compensation Committee may, with such consent, provide for an appropriate substitution for this option, to the extent then unexercised, of an option to acquire an equity interest in an acquiring party or parties or an option to acquire an equity interest in the controlling party, or to provide, in such substitution, for such other alternative consideration, including a restricted equity interest (restricted to provide a substantial risk of forfeiture and nontransferable, as described in Section 83 of the Internal Revenue Code of 1986, as amended) in an acquiring party or parties or the controlling party, as the Board or the Compensation Committee, with such consent, may believe, in good faith, to be fair and equitable to avoid diminution or enlargement of the rights of the Optionee. In order to implement such substitution, the Board or the Compensation Committee may cause the surrender of this option, to the extent then unexercised, in consideration for such substitution.

            7. For purposes of this Non-Qualified Stock Option Agreement, the continuous service of the Optionee with the Company shall not be deemed interrupted, and the Optionee shall not be deemed to have ceased to be an director of the Company, by reason of the transfer of his service among the Company and any Subsidiary or Affiliate, or by reason of a leave of absence approved by the Compensation Committee for illness, military or governmental service, or other cause.

            8. Notwithstanding any other provision of this Agreement, the option herein granted shall not be exercisable unless a Registration Statement with respect to the shares to be issued upon the





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exercise of this option is in effect at that time.

            9. Nothing contained herein shall confer upon the Optionee any right to continued employment or service with the Company or any Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company or any Subsidiary or Affiliate to terminate the employment or service of the Optionee or to adjust the compensation of the Optionee at any time.

            10. This option may be exercised by giving written notice to the Company specifying the number of shares to be purchased. This notice must be accompanied by payment in full of the purchase price. As determined by the Compensation Committee, the exercise price may be paid by certified or official bank check, by delivery of irrevocable instructions to a broker dealer for remitting proceeds, by tendering already-owned Common Shares, or by such other instrument as may be permitted in accordance with rules or procedures adopted by the Compensation Committee, together with payment, or arrangement for payment satisfactory to the Compensation Committee, of any Federal, state, or local taxes required to be withheld by the Company with respect to this option.

            11. The Optionee shall not have any rights as a shareholder in respect of any shares as to which this option has not been duly exercised.

            12. No later than the date as of which an amount first becomes includable in the gross income of the Optionee for Federal income tax purposes with respect to this option, the Optionee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state or local or foreign taxes of any kind required to be withheld with respect to such amount.

            13. Defined terms not otherwise defined herein shall have the meanings assigned to them in the Plan, unless the context clearly indicates otherwise.

            14. The Optionee and the Company each agree that it is the intent of each that this option not be deemed or treated as an incentive stock option within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended.




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            15. The Compensation Committee shall have authority to interpret the provisions of this Non-Qualified Stock Option Agreement and the Plan, to adopt, alter and repeal such administrative rules, guidelines and practice governing the Plan as it shall, from time to time, deem advisable, and to otherwise supervise the administration of the Plan. All decisions made by the Compensation Committee pursuant to the provisions hereof shall be made in the Compensation Committee's sole discretion and shall be final and binding on all persons.

           DATED as of _______________.


                                      CLIFFS DRILLING COMPANY



                                      By
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                                        Cindy B. Taylor
                                        Vice President - Controller & Secretary


            The undersigned Optionee hereby acknowledges receipt of an executed original of this Non-Qualified Stock Option Agreement and accepts the option granted thereunder.



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